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                                                                   EXHIBIT 3(ii)

                               WITCO CORPORATION

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                                 B Y - L A W S

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                                                 Effective Date: January 1, 1994

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                                   ARTICLE I

                                    OFFICES

     SECTION 1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. All meetings of the stockholders for the election of directors or for any other lawful purpose shall be held at such time and at such place as may be fixed from time to time by the Board of Directors, either within or without the State of Delaware. Such time and place shall be stated in the notice of the meeting.

     SECTION 2. Annual meetings of stockholders shall be held on the fourth Wednesday in April, if not a legal holiday, and if a legal holiday, then on the next business day following, at 2:00 P.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board of Directors, and shall transact such other business as may properly be brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors pursuant to a vote of not less than a majority of the entire Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice of the proposed business, either by personal delivery or by United States mail, either certified or registered, return receipt requested, to the Secretary of the corporation, such that the Secretary receives such notice at least ninety days prior to the anniversary date of the immediately preceding annual meeting or not later than ten days after notice or public disclosure of the date of the annual meeting is given or made to stockholders, whichever date is earlier. Any such notice shall set forth as to each item of business the stockholder proposes to bring before the annual meeting (i) a brief description of such item of business and the reasons for conducting it at the meeting and, in the event that such item of business includes a proposal to amend either the certificate of incorporation of the corporation or these by-laws, the language of the proposed amendment, (ii) the name and address of the stockholder proposing such item of business, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting having a market value of at least one thousand dollars and intends to appear in person or by proxy at the meeting to propose such item of business, and (iv) any material interest of the stockholder in such item of business. Only business which has been properly brought before an annual meeting of stockholders in accordance with these by-laws shall be conducted at such meeting, and the Chairman of such meeting may refuse to permit any business to be brought before such meeting which has not been properly brought before it in accordance with these by-laws.

     SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

     SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified,

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at  the place where the meeting is to be  held or the office of the Secretary of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, shall be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

     SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

     SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     SECTION 11. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. The number of directors which shall constitute the whole Board shall not be less than twelve (12), nor more than eighteen (18). Within the limits so specified, the number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. At the 1983 Annual Meeting of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1984 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1985 Annual Meeting of Stockholders, and the term of office of the third class to expire at the 1986 Annual Meeting of Stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose term expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     SECTION 2. Newly created directorships resulting from an increase in the authorized number of directors or any vacancies in the Board of Directors shall be filled by a majority of the directors then in office although less than a quorum, or by a sole remaining director, and directors so chosen shall hold

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office for a term expiring  at the annual meeting  of stockholders at which  the term of the class to which they have been elected expires. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     SECTION 3. Nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors. Any such stockholder may nominate a person or persons for election as a director only if written notice of such stockholder's intention to make such nomination or nominations is given in accordance with the procedures set forth in Article II, Section 2 of these by-laws. Each such notice shall set forth, in addition to any information required to be set forth by Article II, Section 2,
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each person to be nominated and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each person to be nominated as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such person been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each person to be nominated to serve as a director of the corporation if elected at such meeting. The Chairman of any meeting of stockholders, and the Board of Directors, may refuse to recognize the nomination of any person not made in accordance with the foregoing procedures.

     SECTION 4. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 5. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     SECTION 6. An annual meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders, or at such other time and place as shall be specified in a written notice signed by all of the directors, or as shall be specified in a notice given pursuant to Article III,
Section 8 hereof.

     SECTION 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     SECTION 8. Special meetings of the board may be called by the Chairman of the Board on not less than two days' notice to each director, either personally or by mail or by facsimile; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of a majority of the entire Board of Directors. The notice of meeting need not specify the purpose of the meeting.

     SECTION 9. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present (and not abstaining) at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee

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thereof may  be  taken  without a  meeting,  if  all members  of  the  board  or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     SECTION 11. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS

     SECTION 12. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority except to the extent that the enabling resolution grants same, in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the by-laws of the corporation, declaring a dividend, authorizing the issuance of stock, or adopting a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 13. Each committee shall keep regular minutes of its meetings, shall promptly file a transcript thereof with the Secretary, and shall report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

     SECTION 14. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated annual sum as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

     SECTION 1. Whenever, under the provisions of statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when deposited in the United States mail. Notice to directors may also be given by facsimile.

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     SECTION 2. Whenever any notice is required to be given under the provisions of statute or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V

                                    OFFICERS

     SECTION 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board and a Secretary. The Board of Directors may also choose a President, one or more Vice Chairmen, one or more Vice Presidents, a Controller, a Treasurer, and one or more Assistant
Secretaries, Assistant Controllers and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

     SECTION 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board and a Secretary.

     SECTION 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     SECTION 4. The compensation of all officers of the corporation shall be fixed by the Board of Directors.

     SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors at such times as it sees fit.

                           THE CHAIRMAN OF THE BOARD

     SECTION 6. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall be the chief executive officer of the corporation and as such shall have general supervision of the affairs of the corporation and shall perform such other duties as are prescribed by the corporation's by-laws or the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of stock of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly otherwise designated by the Board of Directors or by these by-laws, or shall be required by law to be otherwise signed or executed.

                                 THE SECRETARY

     SECTION 7. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept by him for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board. He shall have custody of the corporate seal of the corporation and he shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

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                                   ARTICLE VI

                              CERTIFICATE OF STOCK

     SECTION 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board and the Secretary of the corporation, certifying the number of shares of stock owned by him in the corporation.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the Delaware Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

     SECTION  3.  The  Board  of  Directors  may  direct  a  new  certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK

     SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

     SECTION 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, or the date of the action to be taken, and shall comply with the rules of any national securities exchange on which any securities of the corporation are listed at the time. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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                            REGISTERED STOCKHOLDERS

     SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                               GENERAL PROVISIONS

                                   DIVIDENDS

     SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate or authorize.

                                  FISCAL YEAR

     SECTION 4. The fiscal year of the corporation shall be the calendar year ending December 31 and may be changed by resolution of the Board of Directors at any meeting.

                                      SEAL

     SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words 'Corporate Seal, Delaware'. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                INDEMNIFICATION

     SECTION 6. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In this connection, the termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not

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opposed  to the  best interests  of the  corporation, and,  with respect  to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, by independent legal counsel in a written opinion, or (3) by independent legal counsel in a written opinion if a majority of a quorum consisting of directors who were not parties to such action, suit, or proceeding so directs, or (4) by the stockholders.

     (e) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorney's fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by or granted pursuant to the provisions of this section shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

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
     (i) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a stock repurchase which is illegal under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

     SECTION 1. These by-laws may be altered, amended, or repealed, or new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new by-laws is contained in the notice of such meeting. The by-laws of the corporation may be altered, amended, or repealed, or new by-laws may be adopted by the stockholders at any regular or special meeting of the stockholders if notice of such alteration, amendment, repeal, or adoption of new by-laws be contained in the notice of such meeting, and if such alteration, amendment, repeal, or adoption is approved by the affirmative vote of the holders of not less than 80% of the voting power of all shares of stock of the corporation entitled to vote in the election of directors.

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